FIFTH AMENDMENT TO LEASE
                           ------------------------

     THIS FIFTH AMENDMENT TO LEASE, made as of the 12th day of February, 2001, by and between HEIGHTS PLAZA ASSOCIATES, a New Jersey partnership, having an office c/o Alfred Sanzari Enterprises, Court Plaza North, 25 Main Street, Hackensack, New Jersey 07601 (hereinafter called "Landlord"), and MEDICORE, INC., a Florida corporation, having offices at 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604 (hereinafter called "Tenant").

                            W I T N E S S E T H:

     WHEREAS, by Agreement of Lease dated April 30, 1981, as amended by an Amendment to Lease dated October 28, 1985, a Second Amendment to Lease dated April 11, 1988, a Third Amendment to Lease dated March 21, 1991, and a Fourth Amendment to Lease dated as of March 31, 1996 (the Agreement of Lease, the Amendment to Lease, the Second Amendment thereto, the Third Amendment thereto and the Fourth Amendment thereto being hereinafter collectively referred to as the "Lease"), Landlord and Tenant and/or its predecessor-in-interest, Automated Medical Laboratories, Inc., entered into a lease which now covers approximately three thousand eight hundred seventy (3,870) rentable square feet of space in a portion of the fifth (5th) floor of a certain building commonly know as 777 Terrace Avenue, Hasbrouck Heights, New Jersey (hereinafter called the "Premises"); and

     WHEREAS, the term of the Lease expires on March 31, 2001, and Landlord and Tenant are mutually desirous of extending the term of the Lease upon all the terms and conditions hereinafter set forth.

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     NOW, THEREFORE, in consideration of the sum of Ten ($10.00) Dollars and other good and valuable consideration paid by each party to the other, the receipt and sufficiency whereof are hereby acknowledged by both parties, Landlord and Tenant do hereby covenant and agree as follows:

     1. All of the recital clauses hereinabove set forth are hereby incorporated by reference as though set forth verbatim and at length herein.

     2. All defined terms shall have the same meaning ascribed to them in the Overlease unless otherwise expressly set forth to the contrary herein.

     3. The term of the Lease is hereby extended for an additional five (5) year period commencing April 1, 2001 and expiring on March 31, 2006 (hereinafter referred to as the "New Additional Term"), upon all of the same terms, covenants and conditions of the Lease, except as may be hereinafter set forth.

     4. During the New Additional Term, the fixed rent shall be increased to the sum of Seventy-Seven Thousand Four Hundred ($77,400.00) Dollars per annum.

     5.  Article 36 of the Lease is hereby deleted in its entirety.

     6. As herein amended, the Lease is ratified, confirmed and remains in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

WITNESS:                        HEIGHTS PLAZA ASSOCIATES
                                (Landlord)

/s/ Jerry L. Barta                 /s/ David Sanzari
-----------------------------   By----------------------------
JERRY L. BARTA                  Name: David Sanzari
                                Title: General Partner

ATTEST:                         MEDICORE, INC.
                                (Tenant)

/s/ Nancy A. Cox                   /s/ Thomas K. Langbein
-----------------------------   By----------------------------
Notary Public of New Jersey       THOMAS K. LANGBEIN, President
My Commission Expires March 6, 2005